Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes‑Oxley Act of 2002

In connection with Starwood Waypoint Residential Trust’s (the “Company”) Quarterly Report on Form 10-Q for the three months ended September 30, 2015 (the “Report”), I, Douglas R. Brien do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2015	/s/ DOUGLAS R. BRIEN
Douglas R. Brien
Chief Executive Officer